Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Form S-1 Registration Statement of our report dated March 28, 2023, relating to the consolidated financial statements of Coeptis Therapeutics Holdings, Inc. (formerly Coeptis Therapeutics, Inc.) as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ TURNER, STONE & COMPANY, L.L.P.

Dallas, Texas

April 26, 2023